Exhibit 21


                  Subsidiaries of the Registrant
                  ------------------------------


         Name of Subsidiary                               State of Incorporation
         ------------------                               ----------------------

Cardinal Bank, N.A.                                              Virginia

Cardinal Wealth Services, Inc.                                   Virginia

Cardinal Bank - Manassas/Prince William, N.A.                    Virginia

Cardinal Bank - Dulles, N.A.                                     Virginia

Cardinal Merger Corp.                                            Virginia

         -- Cardinal Bank - Potomac                              Virginia